UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2020

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)

(313) 667-1500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On September 8, 2020, General Motors Company (“GM”) and Nikola Corporation (“Nikola”) announced GM’s strategic investment in Nikola. Under the terms of the investment agreements, GM will receive $2 billion in Nikola common stock, representing an 11% ownership stake, in exchange for certain in-kind contributions to Nikola, including engineering and manufacturing services and providing Nikola with access to GM’s global safety-tested and validated parts and components. GM will also have the right to nominate one director to Nikola’s board of directors beginning at Nikola’s 2021 annual meeting of stockholders.

GM will be responsible for engineering, homologating, validating, and manufacturing the Nikola Badger. Nikola will be responsible for the sales and marketing for the Badger and will retain the Nikola Badger brand. In addition, GM will provide engineering services to integrate its hydrogen fuel cell system into Nikola’s Class 7/8 semi trucks. GM will also be the exclusive hydrogen fuel cell system supplier to Nikola for Class 7/8 semi trucks outside of Europe, subject to certain time and performance requirements. The investment is subject to customary regulatory approvals. A copy of the related press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Form 8-K and the attached press release may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgment about possible future events and are often identified by words such as “aim,” “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions. In making these statements we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual result may differ materially due to a variety of important factors, both positive and negative. Many of these factors are described in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Additional Information

References to “partnership” in the attached press release and related comments by management are intended to refer only to the strategic alliance between the parties and are not intended to and do not indicate the formation of a common law partnership or similar legal construct or the duties (fiduciary or otherwise) that may be implied by the formation of such a partnership or construct.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Joint Press Release, dated September 8, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

	By:	/s/ Rick E. Hansen
Date: September 8, 2020		Rick E. Hansen Assistant General Counsel and Corporate Secretary